UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 3, 2004 (September 2, 2004)

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2004, Baker Hughes Incorporated (the “Company”) delivered individual Change in Control Severance Agreements (the “Agreement”) to the following executive officers:

(i)	Ray A. Ballantyne, David H. Barr, Trevor M. Burgess and John A. O’Donnell with such Agreement to be effective as of July 28, 2004; and

(ii)	James R. Clark, Alan R. Crain, Jr., William P. Faubel, G. Stephen Finley, Edwin C. Howell, Greg Nakanishi and Douglas J. Wall with such Agreement to be effective as of January 1, 2006.

The Agreement defines the benefits the executive officer would receive in connection with certain change in control, or a potential change in control, events coupled with the executive’s loss of employment. If eligible, the executive officer would receive certain benefits, including a lump sum payment based on three times a salary and bonus formula, continuation of health and insurance benefits for 36 months, a payment for incentive and benefit plans participation and a gross-up payment in respect of excise taxes. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable Agreement which will be filed as an exhibit to the Company’s Form 10-Q or the quarter ended September 30, 2004.

In connection with the Agreement, the Company has given notice of non-extension of the individual Severance Agreements previously entered into between the Company and James R. Clark, Alan R. Crain, Jr., G. Stephen Finley, William P. Faubel, Edwin C. Howell, Greg Nakanishi and Douglas J. Wall, all of which agreements will expire at the end of their current term, December 31, 2005.

Item 7.01 Regulation FD Disclosure.

Please see Item 1.01. On September 3, 2004, the Company issued a news release regarding its voluntary odd-lot program, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

     (c) Exhibits.

99.1	—	News Release of Baker Hughes Incorporated dated September 3, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: September 3, 2004	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated September 3, 2004.